Exhibit (g)(2)

                        SUPPLEMENT TO CUSTODIAN AGREEMENT

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                        FIRST TRUST NATIONAL ASSOCIATION

         WHEREAS, First American Investment Funds, Inc., a mutual fund organized as a Maryland corporation (hereinafter called the "Fund"), and First Trust National Association, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (hereinafter called the "Custodian"), previously entered into that Custodian Agreement dated September 20, 1993 (the "Custodian Agreement"); and

         WHEREAS, the Fund has organized a new series referred to as International Fund, and desires to make provision for assets of International Fund to be custodied outside the United States pursuant to sub-custodian arrangements between the Custodian and selected sub-custodians; and

         WHEREAS, the Fund and the Custodian are entering into this Supplement to the Custodian Agreement in order to permit and provide for such sub-custodian arrangements with respect to International Fund.

         NOW, THEREFORE, the Fund and the Custodian hereby agree to supplement the Custodian Agreement as follows:

         1. Terms Defined in Custodian Agreement. Capitalized terms which are used herein and are not otherwise defined herein shall have the meanings assigned to them in the Custodian Agreement.

         2. Appointment of Foreign Sub-Custodians. The Custodian is authorized and instructed, through Bankers Trust Company, to employ as sub-custodians for International Fund's securities and other assets maintained outside of the United States the foreign banking institutions, foreign securities depositories and foreign clearing agencies designated on Schedule A hereto ("Foreign Sub-Custodians"). Upon receipt of Written Order from the Fund, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A from time to time to designate additional foreign banking institutions, foreign securities depositories and foreign clearing agencies to act as sub-custodians. Each foreign banking institution shall be authorized to deposit securities in foreign securities depositories and foreign clearing agencies authorized pursuant to Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act"). Upon receipt of Written Order from the Fund, the Custodian shall cease the employment of any one or more of such sub-custodians for maintaining custody of International Fund's assets.

         3. Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the Foreign Sub-Custodians to (a) "foreign securities" as defined in paragraph (c)(1) of Rule 17f-5 under the 1940 Act, and (b) cash and cash equivalents in such amount as the Custodian or the Fund may determine to be reasonably necessary in order to effect International Fund's foreign securities transactions.

         4. Segregation of Securities. The Custodian shall identify on its books as belonging to International Fund the foreign securities of International Fund held by each Foreign Sub-Custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution as a Foreign Sub-Custodian shall require that such institution establish a custody account for the Custodian on behalf of its customers and physically segregate in that account securities and other assets of the Custodian's customers. Each such agreement also shall provide that, if a Foreign Sub-Custodian deposits International Fund's securities in a foreign securities depository, the Foreign Sub-Custodian shall identify on its books as belonging to the Custodian, as agent for the Custodian's customers, the securities so deposited (all collectively referred to as the "Account").

         5. Agreements with Foreign Banking Institutions. Each agreement with a Foreign Sub-Custodian shall provide that (a) International Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors, except a claim of payment for the safe custody or administration of such assets; (b) beneficial ownership of International Fund's assets will be freely transferable without the payment of money or value other than for custody or administration, which may include payment of stamp duties or government taxes; (c) adequate records will be maintained identifying the assets as belonging to the customers of the Custodian; (d) officers of or auditors employed by, or other representatives of, the Custodian, including independent public accountants for the Fund, will be given access to the books and records of the Foreign Sub-Custodian relating to its actions under its agreement with the Custodian or will be given confirmation of the contents of such books and records; and (e) assets of International Fund held by the Foreign Sub-Custodian will be subject only to the instructions of the Custodian or its agents.

         6. Access of Independent Public Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent public accountants for the Fund to be afforded access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institutions under their agreements with the Custodian.

         7. Reports by the Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of International Fund held by Foreign Sub-Custodians, including but not limited to an identification of entities having possession of International Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodian account maintained by a Foreign Sub-Custodian on behalf of International Fund indicating, as to securities acquired for International Fund, the identity of the entity having physical possession of such securities.

         8. Foreign Securities Transactions.

         (a) Upon receipt of Written Order from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall make or cause the applicable Foreign Sub-Custodian to make transfers, exchanges and deliveries of foreign securities of International Fund, but only
(i) in the cases specified in Article 5 of the Custodian Agreement or (ii) as specifically provided for herein.

         (b) Upon receipt of Written Order from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out or cause the applicable Foreign Sub-Custodian to pay out monies of International Fund, but only (i) in the cases specified in Article 3 of the Custodian Agreement or (ii) as specifically provided for herein.

         (c) Settlement and payment for securities received for the account of International Fund and delivery of securities maintained for the account of International Fund may, upon receipt of Written Order from the Fund, be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         (d) With respect to any transaction involving foreign securities, the Custodian or any Foreign Sub-Custodian in its discretion may cause International Fund to be credited on either the contractual settlement date or the actual settlement date with the proceeds of any sale or exchange of foreign securities from the account of International Fund and to be debited on either the contractual settlement date or the actual settlement date for the cost of foreign securities purchased or acquired for International Fund according to the Custodian's then current internal policies and procedures pertaining to securities settlement, which policies and procedures may change from time to time. The Custodian shall advise the Fund of any changes to such policies and procedures. The Custodian may reverse any such credit or debit made on the contractual settlement date if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by the Custodian in its discretion, after the contractual settlement date except that if any foreign securities delivered pursuant to this section are returned by the recipient thereof, the Custodian may cause any such credits or debits to be reversed at any time.

         (e) Securities maintained in the custody of a Foreign Sub-Custodian may be maintained in the name of such entity's nominee to the same extent set forth in Article 4 of the Custodian Agreement.

         (f) Until the Custodian receives written instructions to the contrary, the Custodian shall collect, or shall cause the applicable Foreign Sub-Custodian to collect, all interest and dividends paid on securities held in International Fund's account, unless such payment is in default. Unless otherwise instructed, the Custodian shall convert interest, dividends and principal received with respect to securities in International Fund's account into United States dollars and shall perform foreign currency contracts for the conversion of United States dollars into foreign currencies for the settlement of trades whenever it is practicable to do so through customary banking channels. Customary banking channels may vary based upon industry practice in each jurisdiction, and shall include the banking facilities of the Custodian's affiliates in accordance with such affiliates' then prevailing internal policies on funds repatriation. All risk and expense incident to such foreign collection and conversions is the responsibility of International Fund's account and the Custodian shall have no responsibility for fluctuations in exchange rates affecting collections or conversions.

         9. Foreign Securities Lending. Notwithstanding any other provisions contained herein or in the Custodian Agreement, the Custodian or any Foreign Sub-Custodian shall deliver and receive securities loaned or returned in connection with securities lending transactions only upon and in accordance with Written Order from the Fund; provided, that if the Custodian is not the lending agent in connection with such securities lending, then neither the Custodian nor any Foreign Sub-Custodian shall undertake or otherwise be responsible for (a) marking to market values for such loaned securities, (b) collection of dividends, interest or other disbursements or distributions made with respect to such loaned securities, (c) receipt of corporate action notices, communications, proxies or instruments with respect to such loaned securities, or (d) custody, safekeeping, valuation or any other actions or services with respect to any collateral securing any such securities lending transactions. In the event that the Custodian is the Fund's lending agent in connection with a specific securities loan from International Fund, the Custodian shall undertake to perform all of the duties set forth in the preceding sentence with respect to such loan, except that the Fund shall not receive, nor be entitled to vote, proxies in connection with such loaned security.

         10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a Foreign Sub-Custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify and hold harmless the Custodian and the Custodian's customers from and against any loss, damage, cost, expense, liability or claim arising out of such institution's negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties. At the election of the Fund, it shall be entitled to be subrogated to the right of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that International Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

         11. Monitoring Responsibilities. The Custodian shall furnish annually to the Fund information concerning the Foreign Sub-Custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval hereof. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a Foreign Sub-Custodian or is notified by a foreign banking institution employed as a Foreign Sub-Custodian that its shareholders' equity has declined, or that there is a substantial likelihood that it will decline, to less than $200 million in United States dollars or the foreign equivalent thereof.

         12. Branches of United States Banks. Except as otherwise set forth herein, the provisions hereof shall not apply where the custody of International Fund's assets maintained in a foreign branch of a banking institution which is a "bank" as defined in Section 2(a)(5) of the 1940 Act which meets the qualification set forth in Section 26(a) of the 1940 Act.

         13. Expropriation Insurance. The Custodian represents that it does not intend to obtain any insurance for the benefit of International Fund which protects against the imposition of exchange control restrictions or the transfer from any foreign jurisdiction of the proceeds of sale of any securities or against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities by a government of any foreign country in which the issuer of such securities is organized or in which securities are held for safekeeping either by the Custodian or any Foreign Sub-Custodian in such country. The Custodian represents that its understanding of the position of the Staff of the Securities and Exchange Commission is that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk.

         14. Custodian Agreement. The Custodian Agreement, as supplemented hereby, is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the Fund and the Custodian have caused this Supplement to be executed by their duly authorized officers.

March 15, 1994.                      FIRST AMERICAN INVESTMENT FUNDS, INC.


                                     By /s/
                                        ----------------------------------------

                                     Its Assistant Secretary
                                         ---------------------------------------



                                     FIRST TRUST NATIONAL ASSOCIATION


                                     By /s/
                                        ----------------------------------------

                                     Its Senior Vice President
                                         ---------------------------------------

                                                        SCHEDULE A TO SUPPLEMENT
                                                          TO CUSTODIAN AGREEMENT
                                                          ----------------------

COUNTRY                           SUB-CUSTODIAN                                DEPOSITORY (IF ANY)
-------                           -------------                                -------------------
Argentina                         Citibank, N.A., Buenos Aires                 Caja de Valores
                                  Branch

Australia                         Australia and New Zealand                    Reserve Bank Information and
                                  Banking Group                                Transfer System

Austria                           Creditanstalt-Bankverein                     Oesterreichische Kontrollbank

Bangladesh                        Standard Chartered Bank,
                                  Dhaka Branch

Belgium                           Generale Bank                                Caisse Interprofessionnelle de
                                                                               Depots et de Virements de Titres S.A.

Brazil                            Citibank, N.A., Sao Paulo Branch             Camera de Liquidacao e Custodia S/A

Canada                            The Toronto-Dominion Bank                    Canadian Depository for Securities
                                                                               Limited

Chile                             Citibank, N.A., Santiago Branch

Peoples Republic                  Standard Chartered Bank,                     Shenzhen Securities Registrars Co., Ltd.
of China (Shenzhen)               Shenzhen Branch

Colombia                          Cititrust Colombia, S.A. Sociedad
                                  Fiduciaria

Denmark                           Den Danske Bank                              Vaerdipapircentralen

Finland                           Kansallis-Osake-Pankii                       The Central Share Register of Finland

France                            Bank Paribas                                 Societe Interprofessionelle de
                                                                               Compensation de Valeurs Mobilieres

Germany                           Dresdner Bank, AG                            Deutscher Kassenverein

Greece                            National Bank of Greece S.A.                 Apothetirio Titlon

Hong Kong                         Standard Chartered Bank, Hong                Central Clearing and Settlement System
                                  Kong Branch

India                             The Hongkong and Shanghai
                                  Banking Corporation Limited,
                                  Bombay Branch

Indonesia                         Standard Chartered Bank, Jakarta
                                  Branch


COUNTRY                           SUB-CUSTODIAN                                DEPOSITORY (IF ANY)
-------                           -------------                                -------------------
Italy                             Citibank, N.A., Milan Branch                 Monte Titoli, S.p.A.

Japan                             The Bank of Tokyo, Ltd.                      Japan Securities Depository Center

Korea                             Standard Chartered Bank, Seoul               Korea Securities Settlement Corporation
                                  Branch

Luxembourg                        Cedel

Malaysia                          Chung Khiaw Bank, Ltd.,                      Malaysian Depository Sdn Bhd
                                  Kuala Lumpur Branch

Mexico (equity)                   Instituto para el Deposito de
                                  Valores (S.D. Indeval)

Mexico (fixed                     Citibank, N.A., Mexico City
income)                           Branch

Netherlands                       ABN-AMRO Bank                                Nederlands Centraal Institut voor Giraal
                                                                               Effectenverkeer B.V.

New Zealand                       Australia and New Zealand                    Austraclear NZ
                                  Banking Group Ltd.

Norway                            Euroclear

Pakistan                          Standard Chartered Bank,
                                  Karachi Branch

Peru                              Citibank, N.A., Lima Branch                  Caja de Valores

Philippines                       Standard Chartered Bank, Manila
                                  Branch

Poland                            Citibank (Poland), S.A.                      National Depository of Securities; The
                                                                               National Bank of Poland

Portugal                          Banco Espirito Santo e Comercial             Central de Valores Mobiliarios
                                  de Lisboa, SA

Singapore                         United Overseas Bank, Ltd.                   The Central Depository (PTE) Ltd.


South Africa                      First National Bank of Southern
                                  Africa, Ltd.

Spain                             Banco Santander                              Servicio de Compensacion y Liquidacion
                                                                               de Valores

Sri Lanka                         Standard Chartered Bank,                     Central Depository System
                                  Colombo Branch

Sweden                            Svenska Handelsbanken                        Vardepappercentralen

COUNTRY                           SUB-CUSTODIAN                                DEPOSITORY (IF ANY)
-------                           -------------                                -------------------
Switzerland                       Bankers Trust AG                             Schweizerische Effekten Giro AG

Thailand                          Standard Chartered Bank,                     The Share Depository Center
                                  Bangkok Branch

Turkey                            Osmanli Bankasi A.S. (Ottoman
                                  Bank)

United Kingdom/                   Bankers Trust Company, London                Gilt Settlement Office (Ireland); Central
Ireland                           Branch                                       Gilts Office (United Kingdon)

Venezuela                         Citibank, N.A., Caracas Branch

TRANSNATIONAL DEPOSITORIES
--------------------------

Cedel

Euroclear